Exhibit 99.1

VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (this “Agreement”) is entered into as of October 27, 2020 (“Effective Date”), by and among Yaxian Wang (“Wang”) and the undersigned shareholders (the “Shareholders”). Wang and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

A. The Shareholders are members of SOS Limited, a Cayman Islands company (the “Company”) and the registered holder of such number of the Class A and Class B ordinary shares of the Company (the “Ordinary Share”), par value $0.0001 per share, of the Company as set forth on Schedule A of this Agreement (the “Shares”); and

B. The Shareholders desire to grant to Wang a proxy to vote the Shares for the maximum period of time permitted by law, by entry of the power of attorney set forth on Schedule B of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1.	The Shareholders hereby agree to irrevocably grant a power of attorney to, and entrust, Wang, for the maximum period of time permitted by law, with all of its voting rights as a member of the Company, including without limitation, in connection with the election of directors and approval of all corporate transactions which requires the approval of the Company’s members. Wang shall exercise such rights in accordance with the laws of the Cayman Islands and the Company’s memorandum and articles of association, as may be amended.

2.	This Agreement has been duly executed by the Parties as of the Effective Date. This Agreement shall take effect upon the Effective Date.

3.	The Shareholders represent and warrant to Wang that the Shareholders legally and beneficially own such Shares as set forth on Schedule A, free and clear of all liens and encumbrances, and the Shareholders have not granted to any party, other than Wang, a power of attorney or proxy over any of such Shares or any of such Shareholders’ rights as a member of the Company. The Shareholders further represent and warrant that the execution and delivery of this Agreement by the Shareholders shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to the Shareholders.

4.	This Agreement, may be terminated at any time by any of the Parties, with or without cause, provided that a thirty (30) day prior written notice is given to either Wang (in the case the Shareholder wishes to terminate the Agreement) or the Shareholder (in the case Wang wishes to terminate the Agreement).

5.	No provision of this Agreement may be amended or waived without the prior written consent or agreement of the Parties hereto.

6.	This Agreement shall be governed by, construed and entered in accordance with the laws of the Cayman Islands applicable to contracts deemed to be made within jurisdiction, without regard to choice of law or conflict of law provisions thereof.

7.	Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

By:	/s/ Yaxian Wang
Name: Yaxian Wang

Accepted and Acknowledged:

By:	/s/ Weiying Zheng
Name: Weiying Zheng

By:	/s/ Deyu Kong
Name: Deyu Kong

By:	/s/ Xiaoming Li
Name: Xiaoming Li

By:	/s/ Yu Liu
Name: Yu Liu

By:	/s/ Wen Chen
Name: Wen Chen

By:	/s/ Pengfei Yin
Name: Pengfei Yin

By:	/s/ Haijun Liu
Name: Haijun Liu

Schedule A

Shareholder	No. of Class A Ordinary Shares	No. of Class B Ordinary Shares	Total No. of Ordinary Shares	Total Ownership Percentage*
Weiying Zheng	945,803	1,725,791	2,671,594	1.02%
Deyu Kong	945,803	1,725,791	2,671,594	1.02%
Xiaoming Li	945,803	1,725,791	2,671,594	1.02%
Yu Liu	945,803	1,725,791	2,671,594	1.02%
Wen Chen	945,802	1,725,792	2,671,594	1.02%
Pengfei Yin	945,802	1,725,792	2,671,594	1.02%
Haijun Li	945,802	1,725,792	2,671,594	1.02%
TOTAL	6,620,618	12,080,540	18,701,158	7.17%

*	Percentage is calculated based on an aggregate of 260,747,988 Ordinary Shares outstanding, including 236,279,336 Class A Ordinary Shares and 24,468,652 Class B Ordinary Shares outstanding as of October 19, 2020.

Schedule B

Power of Attorney

This POWER OF ATTORNEY is made by the undersigned shareholders (the “Appointers”) of Yaxian Wang on October 27, 2020. The Appointers are the registered holders of an aggregate of 6,620,618 Class A ordinary shares, par value $0.0001 per share, and 12,080,540 Class B ordinary shares, par value $0.0001 per share (the Shares) in SOS Limited, a Cayman Islands company (the “Company”).

1.	Background

It was noted that the Appointers have entered into a voting proxy agreement (the “Agreement”) with Yaxian Wang (“Wang”) pursuant to which the Appointers have agreed to appoint Wang as their proxy to vote the Shares for the maximum period of time permitted by law, and as determined in this Power of Attorney.

2.	Appointment

Pursuant to the Agreement, the Appointers therefore irrevocably appoint Wang to act as their attorney with full power in the Appointers' name or otherwise and on their behalf (and as Wang in his absolute discretion sees fit) to exercise all rights in relation to the Shares including to:

(a)	receive and accept service of or waive any notices, and execute any consent to short notice, attend and vote at and demand a poll at any meetings or any class meetings of the holders of shares or securities in the Company;

(b)	attend, participate and vote at any general meeting or class meeting of the Company in relation to the Shares including any election of directors and approval of all corporate transactions which requires the approval of the Company’s members;

(c)	give any written consent to any resolution of the holders of shares or securities in the Company, whether or not that consent or resolution relates to all of or any class of shares or securities or otherwise of the Company in relation to the Shares;

(d)	exercise all or any of the voting and other rights, powers and privileges attached to the Shares or otherwise capable of being exercised by the Appointers in relation to the Shares;

(e)	appoint any person as the Appointers may decide as the Appointers’ proxy at any meeting or any class meeting of holders of shares or securities in the Company and for that purpose to execute, complete and lodge a form of proxy on behalf of the Appointers irrespective of whether or not the Appointers have separately appointed a proxy;

(f)	deal with, and give directions on behalf of the Appointers as to, any money, security, benefit, document, notices or other communication in whatever form arising by right of the Shares or received in connection with the Shares from the Company or any other person; and

(g)	otherwise execute, deliver any document, deed or instrument and do anything which may be done in the Appointers’ capacity as registered holders of the Shares.

3.	Term

This Power of Attorney may be revoked by the Appointers or Wang at any time from the date of execution and delivery of this Power of Attorney, with or without cause, provided that a thirty (30) day prior written notice is given to either Wang (in the case the Appointers wishes to terminate the Power of Attorney) or the Appointers (in the case Wang wishes to terminate the Power of Attorney).

4.	Ratification and Indemnity

The Appointers undertake to ratify and confirm whatever Wang does or purports to do in good faith in the exercise of any power conferred by this Power of Attorney.

The Appointers undertake to indemnify Wang fully against all claims, losses, costs, expenses, damages or liability which he sustains or incurs as a result of any action taken in good faith pursuant to this Power of Attorney (including any cost incurred in enforcing this indemnity).

5.	Validity

The Appointers declare that a person who deals with Wang in good faith may accept a written statement signed by Wang to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

6.	Governing Law and Jurisdiction

This Power of Attorney is governed by and shall be construed in accordance with the laws of the Cayman Islands. Non-contractual obligations (if any) arising out of or in connection with this Power of Attorney (including its formation) shall also be governed by the laws of the Cayman Islands.

The courts of the Cayman Islands shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Power of Attorney or its subject matter or formation (including non-contractual disputes or claims).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney as of the day and year first written below.

This Power of Attorney has been executed as a deed and has been delivered on October 27, 2020

By:

/s/_Weiying Zheng
Name: Weiying Zheng

/s/ Deyu Kong
Name: Deyu Kong

/s/_Xiaoming Li
Name: Xiaoming Li

/s/_Yu Liu
Name: Yu Liu

/s/ Wen Chen
Name: Wen Chen

/s/ Pengfei Yin
Name: Pengfei Yin

/s/ Haijun Liu
Name: Haijun Liu

and

By:

/s/ Yaxian Wang
Name: Yaxian Wang